1 Contact: Investor Relations ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the First Quarter Ended March 31, 2024 • U.S. GAAP earnings per share of $0.37 for the quarter, compared to $0.28 for Q1'23 • U.S. GAAP net income attributable to controlling interests of $14.6 million for the quarter, compared to $12.0 million for Q1'23 • ENI earnings per share of $0.44 for the quarter, compared to $0.28 for Q1'23 • AUM of $110.4 billion at March 31, 2024 compared to $103.7 billion at December 31, 2023 • 83%, 91% and 93% of strategies by revenue beat their respective benchmarks over the prior 3-, 5-, and 10- year periods as of March 31, 2024 • Repurchased 3.5 million shares of common stock for a total of $74.4 million in Q1'24 BOSTON - May 2, 2024 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the first quarter ended March 31, 2024. Suren Rana, BrightSphere’s President and Chief Executive Officer, said, “For the first quarter of 2024, the Company produced ENI earnings per share of $0.44 compared to $0.28 in the first quarter of 2023 and $0.77 in the fourth quarter of 2023. ENI for the first quarter of 2024 was $17.4 million compared to $11.8 million in the first quarter of 2023 and $32.6 million in the fourth quarter of 2023. Acadian, our sole operating business, generated $36.0 million of Adjusted EBITDA in the first quarter of 2024 compared to $27.6 million in the first quarter of 2023 and $55.2 million in the fourth quarter of 2023. The 47.5% increase in ENI and 30.4% increase in Acadian’s Adjusted EBITDA compared to the first quarter of 2023 was primarily driven by higher management fee revenue due to higher AUM from market appreciation over the last twelve months and, to a smaller extent, from higher performance fees. The 57.1% increase in ENI earnings per share compared to the first quarter of 2023 was additionally driven by the Company’s share repurchases since December 2023. The decline in ENI, ENI earnings per share and Acadian’s Adjusted EBITDA in the first quarter of 2024 compared to the fourth quarter of 2023 was driven by seasonality of performance fees as the majority of performance fees are typically earned in the fourth quarter. Acadian continued to produce consistent long-term investment outperformance for its clients. As of March 31, 2024, 83%, 91% and 93% of Acadian’s strategies by revenue beat their respective benchmarks over the prior 3-, 5-, and 10- year periods, respectively. We reported net client cash flows of $0.4 billion for the first quarter of 2024 compared to $0.1 billion for the first quarter of 2023. Acadian’s Systematic Credit platform’s first strategy, U.S. High Yield strategy, seeded in November 2023 with $15 million of seed capital, has started building a positive track record. We also seeded the platform’s second strategy, Global High Yield strategy, in April 2024 with another $15 million of seed capital. Additionally, Acadian’s Equity Alternatives platform, seeded in the fourth quarter of 2022, continues to build a strong positive track record. Turning to capital management, we repurchased 3.5 million shares of common stock (9% of outstanding shares) for an aggregate total of $74.4 million in the first quarter of 2024. We had a cash balance of approximately $102.2 million as of March 31, 2024. Acadian drew down on their revolving credit facility during the first quarter of 2024, ending the quarter with an outstanding balance of $73 million. As discussed previously, this revolving facility supports Acadian’s first quarter seasonal needs and, as in prior years, is expected to be fully paid down by year-end from cash generated from Acadian’s operations. As our business continues to generate strong free cash flow, we expect to continue deploying excess capital to support organic growth and repurchase our stock.”

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on June 28, 2024 to shareholders of record as of the close of business on June 14, 2024. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on May 2, 2024. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (800) 715-9871 International Dial-in Number: (646) 307-1963 Conference ID: 8742549 Link to Webcast: https://events.q4inc.com/attendee/845409066 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at http://ir.bsig.com or at: Toll Free Dial-in Number: (800) 770-2030 International Dial-in Number: (609) 800-9909 Conference ID: 8742549 About BrightSphere BrightSphere is a global asset management holding company with one operating subsidiary, Acadian Asset Management, with approximately $110 billion of assets under management as of March 31, 2024. Through Acadian, BrightSphere offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website.

3 Forward-Looking Statements This communication includes forward-looking statements which may include, from time to time, anticipated revenues, margins, operating expense, variable compensation and distribution ratios, cash flows or earnings growth profile, anticipated performance and growth of the Company’s business going forward, expected sector trends and their potential impact, expected future net cash flows, expected uses of future capital, and capital management, including expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed elsewhere in this communication. Additional factors that could cause actual results to differ from the forward- looking statements in this release include: our financial results are dependent on Acadian Asset Management LLC; our reliance on key personnel; our use of a limited number of investment strategies; our ability to attract and retain assets under management; the potential for losses on seed and co-investment capital; foreign currency exchange risk; risks associated with government regulation; and other facts that may be described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2024. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication.

4 Q1 2024 EARNINGS PRESENTATION May 2, 2024

5 • U.S. GAAP EPS of $0.37 for Q1'24 compared to $0.28 for Q1'23 • ENI EPS of $0.44 for the quarter compared to $0.28 for Q1'23 • Systematic Credit’s first strategy, U.S. High Yield strategy, has started to build a good track record, and a second strategy, Global High Yield strategy, was seeded in April 2024 • Equity Alternatives continued to produce strong outperformance for seeded and client assets • Continued strong investment performance with 83%, 91% and 93% of strategies by revenue beating their benchmarks over the prior 3-, 5-, and 10-year periods, respectively, as of March 31, 2024 • Total AUM of $110.4 billion as of March 31, 2024, a 6.5% increase from December 31, 2023, driven by market appreciation • $0.4 billion of net flows for Q1'24 compared to $0.1 billion for Q1'23 • Repurchased 3.5 million shares of common stock (9% of total outstanding shares) for an aggregate total of $74.4 million in the first quarter of 2024 • Cash balance of $102.2 million as of March 31, 2024; expect to continue deploying excess capital toward supporting organic growth and for share repurchases BrightSphere Highlights Q1'24 Highlights __________________________________________________________ Please see Definitions and Additional Notes

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended March 31, 2024	March 31, 2023	Increase (Decrease)	December 31, 2023
Management fees	$ 102.2	$ 90.6	12.8 %	$ 94.5
Performance fees	3.1	0.5	520.0 %	36.5
Consolidated Funds' revenue	0.4	0.7	(42.9)%	0.2
Total revenue	**105.7**	**91.8**	**15.1 %**	**131.2**
Compensation and benefits	58.1	49.1	18.3 %	67.3
General and administrative	20.0	18.4	8.7 %	23.6
Depreciation and amortization	4.6	3.8	21.1 %	4.6
Consolidated Funds' expense	0.1	0.7	(85.7)%	0.1
Total operating expenses	**82.8**	**72.0**	**15.0 %**	**95.6**
Operating income	**22.9**	**19.8**	**15.7 %**	**35.6**
Investment income (loss)	0.9	0.3	n/m	(0.3)
Interest income	1.3	1.1	18.2 %	1.8
Interest expense	(5.0)	(4.9)	2.0 %	(4.5)
Net consolidated Funds' investment losses (gains)	1.7	0.8	112.5 %	2.3
Income before income taxes	**21.8**	**17.1**	**27.5 %**	**34.9**
Income tax expense	6.1	5.1	19.6 %	11.1
Net income	**15.7**	**12.0**	**30.8 %**	**23.8**
Net income attributable to non-controlling interests	1.1	—	n/m	1.0
Net income attributable to controlling interests	**$ 14.6**	**$ 12.0**	**21.7 %**	**$ 22.8**
Earnings per share, basic, $	$ 0.37	$ 0.29	27.6 %	$ 0.55
Earnings per share, diluted, $	$ 0.37	$ 0.28	32.1 %	$ 0.54
Average basic shares outstanding (in millions)	39.1	41.4		41.5
Average diluted shares outstanding (in millions)	39.7	42.7		42.2
U.S. GAAP operating margin	22 %	22 %	10 bps	27 %
Pre-tax income attributable to controlling interests	$ 20.7	$ 17.1	21.1 %	$ 33.9
Net income attributable to controlling interests	$ 14.6	$ 12.0	21.7 %	$ 22.8

Q1'24 vs. Q1'23

- Total revenue increased 15.1% from Q1'23 primarily due to higher management fees, driven by an increase in average AUM in Q1'24
- Operating expenses increased 15.0% from Q1'23 primarily due to an increase in compensation and benefits expense, driven by an increase in the value of the Acadian equity plan liability and increased variable compensation
- Income tax expense increased 19.6% from Q1'23 in line with the increase in pre-tax earnings attributable to controlling interests
- U.S. GAAP net income attributable to controlling interests increased 21.7% from Q1'23 primarily due to the increase in management fee revenue
- Diluted earnings per share increased 32.1% from Q1'23 due to higher Q1'24 earnings and the impact of stock repurchases since Q1'23 that reduced average diluted shares outstanding

Please see Definitions and Additional Notes

BRIGHTSPHERE Investment Group
6

Acadian Financial Highlights

- Net flows of $0.4 billion with $(0.2) million annualized revenue impact for Q1'24 compared to net flows of $0.1 billion with annualized revenue impact of $1.0 million for Q1'23
- AUM increased 13.2% from Q1'23 mainly driven by market appreciation in the last twelve months; AUM increased 6.5% compared to Q4'23 due to the positive market
- Continued strong long-term investment outperformance
- Segment ENI increased 31.9% in Q1'24 compared to Q1'23 due to higher average AUM and management fees; Segment ENI decreased (37.9)% in Q1'24 compared to Q4'23 due to timing of year end performance fees which are seasonal since the majority of performance fees are typically earned in the fourth quarter

Key Performance Metrics

	Three Months Ended March 31,			Three Months Ended December 31,	
	2024	2023	Increase (Decrease)	2023	Increase (Decrease)
Operational Information					
AUM $b	$ 110.4	$ 97.5	13.2 %	$ 103.7	6.5 %
Average AUM $b	$ 107.6	$ 96.4	11.6 %	$ 98.6	9.1 %
Net flows $b	$ 0.4	$ 0.1	$ 0.3	$ (2.0)	$ 2.4
Annualized Revenue Impact of net flows $m	$ (0.2)	$ 1.0	$ (1.2)	$ (6.4)	$ 6.2
ENI management fee rate (bps)	38	38	—	38	—
Economic Net Income Basis					
ENI Revenue $m	$ 105.3	$ 91.1	15.6 %	$ 131.0	(19.6)%
Segment Economic Net Income $m	$ 31.4	$ 23.8	31.9 %	$ 50.6	(37.9)%
Segment ENI Operating Margin	31.9 %	27.4 %	450 bps	39.5 %	(760) bps
Segment Adjusted EBITDA $m	$ 36.0	$ 27.6	30.4 %	$ 55.2	(34.8)%

Investment Performance

Revenue-Weighted[1]



100%
50%
0%
83%
91%
93%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q4'23	90%	90%	92%
Q1'23	87%	86%	90%

Equal-Weighted



100%
50%
0%
72%
77%
87%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q4'23	79%	75%	87%
Q1'23	76%	69%	83%

Asset-Weighted



100%
50%
0%
76%
85%
89%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q4'23	86%	83%	87%
Q1'23	81%	78%	85%

Please see Definitions and Additional Notes

(1) *As of March 31, 2024, Acadian's assets representing 92% of revenue were outperforming benchmarks on a 1-year basis, compared to 56% at March 31, 2023 and 80% at December 31, 2023.*

BRIGHTSPHERE Investment Group

7

8 Acadian Platform Overview • Leading, at-scale, systematic investment manager with a track record of over 35 years and $110.4 billion in AUM as of March 31, 2024 • Quant-focused investment platform offering unique capabilities in active equities, credit and alternatives; including recently launched multi-strategy hedge fund and systematic credit strategies • Continued strong investment performance with more than 83%, 91%, and 93% of strategies by revenue outperforming benchmarks over 3-, 5-, and 10-year periods, respectively, as of March 31, 2024 • Diversified offerings across developed and emerging markets; approximately 80% of AUM invested outside the U.S. • Long-standing relationships with 950+ premier global institutional clients • Experienced management team with a proven track record Business Overview

Systematic Investing Capabilities Built On

PEOPLE

Economic intuition & insights of a talented, experienced, diverse group of investors:

100+ person investment team | 1600+ years' collective experience

100+ advanced analytical degrees

DATA

Extensive data repository supplemented by alternative data scouting effort:

450M+ daily observations | 55TB+ data

150+ global markets | 40K+ traded assets

CLARITY

Transforming information into insights:

Robust technological infrastructure

Sophisticated analytical tools & portfolio attribution illuminate trends, relationships, and drivers of alpha

BRIGHTSPHERE Investment Group

9

10 Developed Markets 79.0% Emerging Markets 21.0% USA 66.1% Europe 16.3% Asia 4.9% Australia 6.5%Other 6.2% Public/Government 42.6% Commingled Trust/UCITS 24.5% Corporate/ Union 12.0% Sub-advisory 11.8% Other 9.1% AUM by Client Type AUM by Client Location Total: $110.4 billion(1) Diversified Asset Base ___________________________________________________________ Please see Definitions and Additional Notes (1) Data as of March 31, 2024 AUM by Strategy

Systematic Investment Capabilities

Diversified Quant Offerings

EQUITY	**Equity**	Equity strategies apply insights from over 35 years of systematic investing experience combined with the power of data ***Global, Emerging Markets, Non-US, Regional***
	Managed Volatility	Managed volatility portfolios seek to deliver active returns and lower volatility based on both the mispricing of risk and stock fundamentals ***Global Managed Volatility, EM Managed Volatility***
CREDIT	**Credit**	Fixed income capabilities systematically investing in corporate bonds seeking to deliver differentiated excess returns (platform in development) ***Investment Grade, High Yield***
ALTERNATIVES	**Alternatives**	Alternatives capabilities systematically apply new signals, alternative data and portfolio construction techniques • Also includes Systematic macro capabilities designed to generate absolute returns uncorrelated with major asset classes and regardless of market conditions ***Multi-strategy, Equity Long-Short, Market Neutral***

BRIGHTSPHERE Investment Group
11

12 Sector Tailwinds Expected to Support Organic Long-term Growth Alpha Secular Trends Anticipated Impact for Acadian Acadian Brand and Barriers to Entry Organic Growth Applying Data and Expertise to New Capabilities Explosive Growth in Alternative Data Continued Development of Advanced Techniques: Machine Learning, AI Scale of Investment in Data, Technology, and Talent Increasingly Important Growing Demand for Uncorrelated Strategies and Customization

13 • Leveraging broad quant capabilities to provide exposures and solutions sought by clients ◦ Ongoing initiatives including Equity Alternatives and Systematic Credit strategies • Highly scalable offerings with substantial capacity and global demand Disciplined Execution of Long-Term Growth Strategy • Product innovation ◦ Extensions of quant investment strategies into high-demand areas supported by ongoing seeding program • Distribution enhancements ◦ Expansion of distribution teams including entry into new markets and channels • Strong free cash flow generated from revenues from a broad array of investment strategies • Continue deploying free cash flow toward supporting organic growth and for share repurchases ◦ Repurchased 3.5 million shares of common stock (9% of total outstanding shares) for an aggregate total of $74.4 million in the first quarter of 2024 Continue Harnessing our Unique Quant Capabilities Additional Growth Levers Drive Shareholder Value __________________________________________________________ Please see Definitions and Additional Notes

Key Performance Metrics

Key Performance Metrics[1]						
($ in millions, unless otherwise noted)	Three Months Ended March 31,			Three Months Ended December 31,		
U.S. GAAP Basis	**2024**	**2023**	**Increase (Decrease)**	**2023**	**Increase (Decrease)**
Revenue	$ 105.7	$ 91.8	15.1 %	$ 131.2	(19.4)%
Pre-tax income attributable to controlling interests	20.7	17.1	21.1 %	33.9	(38.9)%
Net income attributable to controlling interests	14.6	12.0	21.7 %	22.8	(36.0)%
Diluted shares outstanding (in millions)	39.7	42.7		42.2	
Diluted earnings per share, $	$ 0.37	$ 0.28	32.1 %	$ 0.54	(31.5)%
U.S. GAAP operating margin	22 %	22 %	10 bps	27 %	(547) bps
Economic Net Income Basis (Non-GAAP measure used by management)					
ENI revenue	$ 105.3	$ 91.1	15.6 %	$ 131.0	(19.6)%
Pre-tax economic net income	24.0	16.2	48.1 %	44.4	(45.9)%
Economic net income	17.4	11.8	47.5 %	32.6	(46.6)%
ENI diluted earnings per share, $	$ 0.44	$ 0.28	57.1 %	$ 0.77	(42.9)%
Adjusted EBITDA	31.9	23.6	35.2 %	51.5	(38.1)%
ENI operating margin	28 %	23 %	490 bps	36 %	(876) bps
Other Operational Information					
Assets under management at period end ($ in billions)	$ 110.4	$ 97.5	13.2 %	$ 103.7	6.5 %
Net flows ($ in billions)	0.4	0.1	n/m	(2.0)	n/m
Annualized revenue impact of net flows ($ in millions)	(0.2)	1.0	n/m	(6.4)	n/m

Please see Definitions and Additional Notes

(1) *Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*

BRIGHTSPHERE Investment Group

14

15 ENI Revenue • ENI revenue includes management fees and performance fees • Q1'24 ENI revenue of $105.3 million increased from Q1'23 by 16%; primarily due to higher management fees driven by higher average AUM • Management fees increased 13% from Q1'23 due to a 12% increase in average AUM mainly as the result of market appreciation Commentary ENI Revenue ($M) Three Months Ended March 31, Three Months Ended December 31, 2024 2023 Increase (Decrease) 2023 Increase (Decrease) Management fees $ 102.2 $ 90.6 13% $ 94.5 8% Performance fees 3.1 0.5 520% 36.5 n/m ENI revenue $ 105.3 $ 91.1 16% $ 131.0 (20)% __________________________________________________________ Please see Definitions and Additional Notes

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Acadian and Center operating expenses (excluding variable compensation)
- ENI operating expenses increased to $49.5 million in Q1'24 from $47.1 million in Q1'23 driven by continued investments in the business
- Q1'24 Operating Expense Ratio(1) fell to 48.4% for the period from 52.0% in Q1'23 due to positive operating leverage
- 2024 full year Operating Expense Ratio expected to be approximately 47%-52% if the equity market remains at the same level; ratio is subject to fluctuations as AUM and ENI management fees change

ENI Operating Expenses

($M)	Three Months Ended March 31, 2024 $M	Three Months Ended March 31, 2024 % of MFs[2]	Three Months Ended March 31, 2023 $M	Three Months Ended March 31, 2023 % of MFs[2]	Increase (Decrease)	Three Months Ended December 31, 2023 $M	Three Months Ended December 31, 2023 % of MFs[2]	Increase (Decrease)
Fixed compensation and benefits	$ 23.5	23.0 %	$ 23.4	25.8 %	—%	$ 22.9	24.2 %	3%
G&A expenses (excl. sales-based compensation)	19.8	19.4 %	18.0	19.9 %	10%	22.3	23.6 %	(11)%
Depreciation and amortization	4.6	4.5 %	3.8	4.2 %	21%	4.6	4.9 %	—%
Core operating expense subtotal	**$ 47.9**	**46.9 %**	**$ 45.2**	**49.9 %**	6%	**$ 49.8**	**52.7 %**	(4)%
Sales-based compensation	1.6	1.6 %	1.9	2.1 %	(16)%	2.9	3.1 %	(45)%
Total ENI operating expenses	**$ 49.5**	**48.4 %**	**$ 47.1**	**52.0 %**	5%	**$ 52.7**	**55.8 %**	(6)%
Note: ENI management fees	$ 102.2		$ 90.6		13%	$ 94.5		8%

Please see Definitions and Additional Notes

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

(2) Represents reported ENI management fee revenue.

BRIGHTSPHERE Investment Group

16

ENI Variable Compensation

Commentary

- Variable compensation comprises a contractual percentage of Acadian's ENI earnings before variable compensation and a contractual split of performance fees, which is recognized over the contractual vesting period, awarded to Acadian's employees and additionally includes Center bonuses
  - Acadian variable compensation includes cash and Acadian equity provided through recycling
  - Center variable compensation includes cash and BSIG equity
- Q1'24 Variable Compensation Ratio fell to 47.7% from 52.7% in Q1'23 driven by higher earnings before variable compensation
- 2024 full year Variable Compensation Ratio expected to be 46%-50%

ENI Variable Compensation

($M)	Three Months Ended March 31,			Three Months Ended December 31,	
	2024	2023	Increase (Decrease)	2023	Increase (Decrease)
Cash variable compensation	**$ 24.9**	**$ 21.6**	*15%*	**$ 28.7**	*(13)%*
Add: Non-cash equity-based award amortization	1.7	1.6	*6%*	1.8	*(6)%*
Variable compensation	**26.6**	**23.2**	*15%*	**30.5**	*(13)%*
Earnings before variable compensation	**$ 55.8**	**$ 44.0**	*27%*	**$ 78.3**	*(29)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	47.7 %	52.7 %	*(506) bps*	39.0 %	*872 bps*

Please see Definitions and Additional Notes

BRIGHTSPHERE Investment Group

17

18 Affiliate Key Employee Distributions Three Months Ended March 31, Three Months Ended December 31, ($M) 2024 2023 Increase (Decrease) 2023 Increase (Decrease) Earnings after variable compensation (ENI operating earnings) $ 29.2 $ 20.8 40% $ 47.8 (39)% Less: Affiliate key employee distributions (2.2) (1.2) 83% (1.2) 83% Earnings after Affiliate key employee distributions $ 27.0 $ 19.6 38% $ 46.6 (42)% Affiliate Key Employee Distribution Ratio ( / ) 7.5% 5.8% 177 bps 2.5% 502 bps • Represents key employees’ share of profit from our Affiliate’s earnings • 2024 full year Distribution Ratio expected to be 7%-8% if the equity market remains at the same level; mix of core and performance fee profits will impact the ratio __________________________________________________________ Please see Definitions and Additional Notes Affiliate Key Employee Distributions Commentary A A B B

19 Balance Sheet ($M) March 31, 2024 December 31, 2023 Assets Cash and cash equivalents $ 102.2 $ 146.8 Investment advisory fees receivable 119.0 143.4 Right of use assets 55.6 57.2 Investments 67.0 64.7 Other assets 161.7 164.1 Assets of consolidated Funds 39.4 35.2 Total assets $ 544.9 $ 611.4 Liabilities and shareholders’ equity Accounts payable and accrued expenses $ 51.8 $ 140.4 Third party borrowings 274.0 273.9 Revolving credit facility 73.0 — Operating lease liabilities 70.6 72.4 Other liabilities 80.4 70.9 Liabilities of consolidated Funds 5.3 4.3 Total liabilities $ 555.1 $ 561.9 Shareholders’ equity (21.7) 40.2 Redeemable NCI of consolidated Funds 11.5 9.3 Total equity (10.2) 49.5 Total liabilities and equity $ 544.9 $ 611.4 Weighted average quarterly diluted shares 39.7 42.2 Leverage ratio(1) 2.4 x 2.0 x Net leverage ratio(2) 1.7 x 0.9 x Balance Sheet Management • $0.01 per share interim dividend approved ◦ Payable June 28 to shareholders of record as of June 14 • March 31 net leverage ratio (third party borrowings and revolving credit facility, net of total cash and cash equivalents / Adj. EBITDA) of 1.7x ◦ Outstanding balance on Acadian’s revolving credit facility reflects draws to support first quarter seasonal needs; expected to be fully paid down by year-end • March 31 total seed and co-investment holdings of $43.2 million Capital Dividend _______________________________________________________________ (1) Represents the Company’s third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

20 Supplemental Information

Segment Information for Q1'24 and Q1'23

($ in millions, unless otherwise noted)	Three Months Ended March 31, 2024 Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]	Three Months Ended March 31, 2023 Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	**$ 105.3**	**$ —**	**$ 0.4**	**$ 105.7**	**$ 91.1**	**$ —**	**$ 0.7**	**$ 91.8**
ENI Operating Expenses	**45.7**	**3.8**	**4.7**	**54.2**	**43.6**	**3.5**	**0.5**	**47.6**
Earnings before variable compensation	**59.6**	**(3.8)**	**(4.3)**	**51.5**	**47.5**	**(3.5)**	**0.2**	**44.2**
Variable compensation	26.0	0.6	(0.2)	26.4	22.5	0.7	—	23.2
Earnings after variable compensation	**33.6**	**(4.4)**	**(4.1)**	**25.1**	**25.0**	**(4.2)**	**0.2**	**21.0**
Affiliate key employee distributions	2.2	—	—	2.2	1.2	—	—	1.2
Earnings after Affiliate key employee distributions	**31.4**	**(4.4)**	**(4.1)**	**22.9**	**23.8**	**(4.2)**	**0.2**	**19.8**
Net interest expense	—	(3.0)	(0.7)	(3.7)	—	(3.4)	(0.4)	(3.8)
Net investment income	—	—	2.6	2.6	—	—	1.1	1.1
Net income attributable to non-controlling interests	—	—	(1.1)	(1.1)	—	—	—	—
Income tax (expense) benefit	—	(6.6)	0.5	(6.1)	—	(4.4)	(0.7)	(5.1)
Economic Net Income	**$ 31.4**	**$ (14.0)**	**$ (2.8)**	**$ 14.6**	**$ 23.8**	**$ (12.0)**	**$ 0.2**	**$ 12.0**
Adjusted EBITDA[2]	$ 36.0	$ (4.1)	$ (17.3)	$ 14.6	$ 27.6	$ (4.0)	$ (11.6)	$ 12.0
Segment Assets Under Management ($b)	**$ 110.4**	**$ —**	**$ —**	**$ 110.4**	**$ 97.5**	**$ —**	**$ —**	**$ 97.5**

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.

(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.

(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.

(4) The corporate head office is included within the Other category.

BRIGHTSPHERE Investment Group

21

Segment Information for Q4'23

($ in millions, unless otherwise noted)	Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
	Three Months Ended December 31, 2023			
ENI Revenue	$ **131.0**	$ **—**	$ **0.2**	$ **131.2**
ENI Operating Expenses	**49.3**	**3.4**	**3.9**	**56.6**
Earnings before variable compensation	**81.7**	**(3.4)**	**(3.7)**	**74.6**
Variable compensation	29.9	0.6	7.3	37.8
Earnings after variable compensation	**51.8**	**(4.0)**	**(11.0)**	**36.8**
Affiliate key employee distributions	1.2	—	—	1.2
Earnings after Affiliate key employee distributions	**50.6**	**(4.0)**	**(11.0)**	**35.6**
Net interest expense	—	(2.2)	(0.5)	(2.7)
Net investment income	—	—	2.0	2.0
Net income attributable to non-controlling interest	—	—	(1.0)	(1.0)
Income tax expense	—	(11.8)	0.7	(11.1)
Economic Net Income	$ **50.6**	$ **(18.0)**	$ **(9.8)**	$ **22.8**
Adjusted EBITDA[2]	$ 55.2	$ (3.7)	$ (28.7)	$ 22.8
Segment Assets Under Management ($b)	$ **103.7**	$ **—**	$ **—**	$ **103.7**

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.

(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.

(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.

(4) The corporate head office is included within the Other category.

BRIGHTSPHERE
Investment Group

22

23 Assets Under Management Rollforward ($ in billions, unless otherwise noted) Three Months Ended March 31, 2024 March 31, 2023 December 31, 2023 Total Beginning balance $ 103.7 $ 93.6 $ 97.4 Gross inflows 4.3 2.2 2.6 Gross outflows (4.7) (3.0) (5.5) Reinvested income and distributions 0.8 0.9 0.9 Net flows 0.4 0.1 (2.0) Market appreciation (depreciation) 6.3 3.8 8.3 Ending balance $ 110.4 $ 97.5 $ 103.7 Average AUM $ 107.6 $ 96.4 $ 98.6 ENI management fee rate 38.2 38.1 38.0 Basis points: inflows 40.0 41.3 47.6 Basis points: outflows 44.0 38.9 40.3 Annualized revenue impact of net flows (in millions) $ (0.2) $ 1.0 $ (6.4)

24 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Three Months Ended December 31, 2023
U.S. GAAP net income attributable to controlling interests	**$ 14.6**	**$ 12.0**	**$ 22.8**
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[2]	4.4	(0.6)	2.5
2 Amortization of acquired intangible assets[2]	—	—	—
3 Capital transaction costs[2]	0.1	0.1	0.1
4 Seed/Co-investment (gains) losses and financings[2]	(1.2)	(0.8)	(0.7)
5 Tax benefit of goodwill and acquired intangible deductions	0.4	0.4	0.4
6 Discontinued operations attributable to controlling interests and restructuring[2][3]	—	0.4	8.6
Total adjustment to reflect earnings of the Company	**$ 3.7**	**$ (0.5)**	**$ 10.9**
Tax effect of above adjustments[2]	(0.9)	0.2	(2.8)
7 ENI tax normalization	—	0.1	1.7
Economic net income	**$ 17.4**	**$ 11.8**	**$ 32.6**
ENI net interest expense to third parties	3.0	3.4	2.2
Depreciation and amortization[4]	4.9	4.0	4.9
Tax on Economic Net Income	6.6	4.4	11.8
Adjusted EBITDA	**$ 31.9**	**$ 23.6**	**$ 51.5**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

(2) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).

(3) The three months ended March 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.2 million and severance-related items at Acadian of $(0.2) million. The three months ended March 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million. The three months ended December 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, severance-related costs at Acadian of $7.3 million, and legal-related restructuring costs at the Center of $0.9 million.

(4) Includes non-cash equity-based award amortization expense.

BRIGHTSPHERE Investment Group

25

Reconciliations from U.S. GAAP to Non-GAAP Measures[(1)] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share

($)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Three Months Ended December 31, 2023
U.S. GAAP net income per share	**$ 0.37**	**$ 0.28**	**$ 0.54**
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	0.11	(0.01)	0.06
ii. Amortization and impairment of goodwill and intangible assets	—	—	—
iii. Capital transaction costs	—	—	—
iv. Seed/Co-investment gains and financing	(0.03)	(0.02)	(0.02)
v. Tax benefit of goodwill and acquired intangibles deductions	0.01	0.01	0.01
vi. Discontinued operations and restructuring	—	0.01	0.20
vii. ENI tax normalization	—	—	0.04
Tax effect of above adjustments, as applicable	(0.02)	0.01	(0.06)
Economic net income per share	**$ 0.44**	**$ 0.28**	**$ 0.77**

Reconciliation of U.S. GAAP Revenue to ENI Revenue

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Three Months Ended December 31, 2023
U.S. GAAP revenue	**$ 105.7**	**$ 91.8**	**$ 131.2**
Exclude revenue from consolidated Funds	(0.4)	(0.7)	(0.2)
ENI revenue	**$ 105.3**	**$ 91.1**	**$ 131.0**

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

BRIGHTSPHERE Investment Group

26

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense

($ in millions)	Three Months Ended		
	March 31, 2024	March 31, 2023	December 31, 2023
U.S. GAAP operating expense	$ 82.8	$ 72.0	$ 95.6
Less: items excluded from ENI			
Non-cash key employee-owned equity and profit interest revaluations	(4.4)	0.6	(2.5)
Restructuring costs[2]	—	(0.4)	(8.6)
Funds' operating expense	(0.1)	(0.7)	(0.1)
Less: items segregated out of U.S. GAAP operating expense			
Variable compensation[3]	(26.6)	(23.2)	(30.5)
Affiliate key employee distributions	(2.2)	(1.2)	(1.2)
ENI operating expense	$ 49.5	$ 47.1	$ 52.7

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *The three months ended March 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.2 million and severance-related items at Acadian of $(0.2) million. The three months ended March 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million. The three months ended December 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, severance-related costs at Acadian of $7.3 million, and legal-related restructuring costs at the Center of $0.9 million.*

(3) *Represents ENI variable compensation. For the three months ended March 31, 2024, March 31, 2023, and December 31, 2023, the U.S. GAAP equivalent of variable compensation was $26.4 million, $23.2 million and $37.8 million, respectively.*

BRIGHTSPHERE Investment Group

27

28 Reconciliation of U.S. GAAP Pre-tax Income to Pre-tax ENI ($ in millions) Three Months Ended March 31, March 31, December 31, 2024 2023 2023 U.S. GAAP pre-tax income $ 21.8 $ 17.1 $ 34.9 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 4.4 (0.6) 2.5 Capital transaction costs 0.1 0.1 0.1 Seed/Co-investment (gains) losses and financings (1.2) (0.8) (0.7) Discontinued operations and restructuring costs(2) — 0.4 8.6 Net income attributable to non-controlling interests from continuing operations (1.1) — (1.0) Pre-tax ENI $ 24.0 $ 16.2 $ 44.4 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) The three months ended March 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.2 million and severance-related items at Acadian of $(0.2) million. The three months ended March 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million. The three months ended December 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, severance-related costs at Acadian of $7.3 million, and legal-related restructuring costs at the Center of $0.9 million.

29 Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “BSUS” or the “Center” refer to the holding company excluding our Affiliate. BrightSphere currently operates its business through one asset management firm (the “Affiliate”). The Company’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; and • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

30 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for the Company’s reportable segment, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliate scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. Definitions and Additional Notes

31 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of our Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. For Affiliate profit interest distributions, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at its consolidated Affiliate. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliate, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliate. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. n/m “Not meaningful.”